Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-121041 and 333-82541) of MSGI Security Solutions, Inc. of our report dated November 15, 2010, on the financial statements of MSGI Security Solutions, Inc., which report appears on Page 26 of this annual report on Form 10-K for the year ended June 30, 2010.

/s/ L J Soldinger Associates, LLC

L J SOLDINGER ASSOCIATES, LLC

Deer Park, Illinois
November 15, 2010